Exhibit 3.2

STATE of DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SUSTAINABLE DEVELOPMENT ACQUISITION CORP.

A PUBLIC BENEFIT CORPORATION

Sustainable Development Acquisition Corp. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify that:

(1)          The Corporation was originally incorporated pursuant to the General Corporation Law on December 16, 2020.

(2)          The Corporation has no officers, as of the date hereof.

(3)          This Certificate of Amendment of the Certificate of Incorporation amends the first article of the Corporation’s Certificate of Incorporation to read in its entirety as follows:

“The name of the corporation is Sustainable Development Acquisition I Corp. (the “Corporation”).”

(4)          The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 242 of the General Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation as of the 18th day of December, 2020.

SUSTAINABLE DEVELOPMENT ACQUISITION CORP.

By:	/s/ Nicole Neeman Brady
	Name:	Nicole Neeman Brady
	Title:	Sole Director

[Sustainable Development Acquisition Corp. – Certificate of Amendment]